Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO

DEMAND LOAN AGREEMENT

THIS FIRST AMENDMENT TO DEMAND LOAN AGREEMENT (this “Amendment”) is entered into as of September 24, 2018 between RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation (the “Borrower”), and CIBC BANK USA (the “Bank”). Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Loan Agreement referenced below.

WHEREAS, the Bank previously made available to the Borrower a line of credit pursuant to the terms and conditions of that certain Demand Loan Agreement dated as of June 22, 2018, by and among the Borrower, the other Borrower Parties from time to time party thereto, and the Bank (together with all exhibits and schedules thereto and any further amendments and modifications thereof from time to time made in accordance with the terms thereof being hereinafter referred to as the “Loan Agreement”);

WHEREAS, the Borrower has requested to amend the Loan Agreement in certain respects and on certain terms and conditions, as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises, to induce the Bank to enter into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties hereto as follows:

Section 1. Incorporation of Recitals. The foregoing recitals are hereby incorporated into and made a part of this Amendment.

Section 2. Amendments to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4, the Loan Agreement is amended as set forth in this Section 2.

A. The section entitled “Amount of Maximum Credit” set forth in the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Amount of Maximum Credit: As calculated from time to time, the lesser of (x) $30,000,000 and (y) the Borrowing Base Amount (the “Maximum Credit”). The Borrowing Base Amount shall be set forth in each Borrowing Base Certificate delivered by the Borrower to the Bank.

B. The first two sentences of Section 1(c) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

All Loans shall be made against and evidenced by a secured promissory note executed by (i) the Borrower and payable to the order of the Bank in the principal amount of $30,000,000, such note to be in the form of Exhibit A attached hereto (the “Borrower Note”), and (ii) each Qualified Borrower payable to the order of the Bank in the principal amount of $30,00,000, such note to be in the form of Exhibit A-1 attached hereto (a “QB Note”, and together with the Borrower Note, the “Notes” and each, a “Note”). The Bank agrees that notwithstanding the fact that each Note is in the principal amount of $30,000,000, such Note shall evidence only the actual unpaid principal balance of Loans made pursuant to this Agreement.

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C. Section 4(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a)       Each Loan made to a Borrower Party shall be repaid in full by the earliest of (i) one hundred and eighty (180) days following the funding date of each such Loan, (ii) the Maturity Date, and (iii) the occurrence of any Event of Default set forth in clause (c), (d), (e) or (f) of the definition thereof. The availability of additional Loans under this Agreement will automatically terminate, and the Loans and all other Obligations hereunder are payable in full, ON DEMAND by the Bank; provided, the Borrower Parties shall have twenty (20) Business Days to honor any demand for payment hereunder unless any Event of Default set forth in clause (a) (c), (d), (e) or (f) of the definition thereof has occurred and is continuing. The Bank reserves the right at any time without notice to terminate the Loan Account, suspend the Borrower Parties’ borrowing privileges, or refuse any Loan request even though the Borrower Parties have complied with all of the terms under this Agreement. To the extent that it has not been terminated earlier, this Agreement and the availability of Loans hereunder shall terminate on September 19, 2019 (the “Maturity Date”) and all unpaid Obligations shall be due and payable in full on the Maturity Date.

Section 3. Reaffirmation of Obligations. Borrower hereby reaffirms its obligations in accordance with the terms and provisions of the Loan Agreement and the other Loan Documents.

Section 4. Conditions Precedent. The effectiveness of this Amendment and the obligations of the Bank hereunder are subject to the satisfaction of the following conditions precedent on or before the date hereof:

A. The Borrower will have duly executed and delivered or caused to have been delivered each of the following:

(i) a fully-executed and complete copy of this Amendment;

(ii) the Amended and Restated Secured Demand Note;

(iii) opinion letter(s) of counsel to the Borrower reasonably satisfactory to the Bank;

(iv) a closing certificate: (a) attaching copies of the Operative Documents and the certificate of incorporation for the Borrower, or certifying that there have been no changes to the Operative Documents and the certificate of incorporation for the Borrower previously delivered to Bank, and (b) a copy of the Borrower’s resolutions adopted authorizing the execution, delivery and performance of the Amendment and the other Loan Documents;

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(v) A good standing certificate (or comparable certificate) from the applicable jurisdiction of organization for the Borrower;

(vi) A Borrowing Base Certificate; and

(vii) Such other information and documents as may reasonably be required by the Bank and its counsel.

B. The Borrower shall have (i) paid to Bank an upfront fee in the amount of $12,500.00, and (ii) paid and/or reimbursed all other invoiced fees, costs and expenses owed to the Bank pursuant to the Loan Agreement, including the fees and disbursements invoiced through the date hereof of the Bank’s special counsel, Mayer Brown LLP.

C. The following statements shall be true and correct and Borrower, by executing and delivering this Amendment to the Bank, hereby certifies that the following statements are true and correct as of the date hereof:

(i) The representations and warranties set forth in Section 7 of the Loan Agreement and each other Loan Document are true and correct as of the date hereof;

(ii) No Event of Default or Material Adverse Effect has occurred and is continuing; and

(iii) No consents, approvals, authorizations of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person are required in connection with the execution, delivery and performance by Borrower of this Amendment or the other Loan Documents or the validity or enforceability against Borrower of this Amendment or the other Loan Documents which have not been obtained.

Section 5. Miscellaneous.

A. Except as expressly amended, modified and supplemented by this Amendment, the Loan Agreement and the other Loan Documents are and shall continue to be in full force and effect in accordance with the terms thereof.

B. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

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C. This Amendment and the other Loan Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

D. The headings contained in this Amendment are for ease of reference only and shall not be considered in construing this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Demand Loan Agreement to be duly executed as of the day and year first above written.

BORROWER:

RUNWAY GROWTH CREDIT FUND INC., a Maryland corporation

By:	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	Chief Financial Officer

[First Amendment to Demand Loan Agreement]

BANK:

CIBC BANK USA

By:	/s/ Rob Dmowski
Name:	Rob Dmowski
Its:	Associate Managing Director

[First Amendment to Demand Loan Agreement]